Exhibit 3.1
BY-LAWS
OF
DATASCOPE CORP.
ARTICLE I
OFFICES
     SECTION 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the Corporation’s registered agent in Delaware.
     SECTION 1.2 Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETING OF STOCKHOLDERS
     SECTION 2.1 Place of Meetings. Except as otherwise provided in these By-Laws, all meetings of the stockholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be determined by the Board or by the President and shall be stated in the notice of the meeting, or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the principal office of the Corporation in the State of Delaware.
     SECTION 2.2 Annual Meetings. The Annual Meeting of Stockholders shall be held at such time on such day as shall be fixed by and in the discretion of the Board of Directors. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly come before the meeting.
     SECTION 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board or the President and shall be called by the President or the Secretary upon the written request of the holders of a majority of the outstanding shares of the Corporation’s Common Stock. Any such request shall state the date, time, place and the purpose or purposes of the meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof.
     SECTION 2.4 Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed not less than ten (10) nor more than sixty (60) days before the date of such meeting, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his address as it appears on the records of the Corporation. Nothing herein contained shall preclude any stockholder from waiving notice as provided in Section 4 hereof.
     SECTION 2.5 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of stockholders the holders of a majority of the shares issued and outstanding and entitled to vote thereat shall be present in person or by proxy in order to constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present in person or by proxy and entitled to vote thereat if a quorum had been present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4 hereof.
     SECTION 2.6 Voting. Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date fixed by the Board of Directors or prescribed by law and entitling him to vote. A stockholder may vote in person or by proxy. Except as otherwise provided by the Certificate of Incorporation of the Corporation and except as otherwise provided or permitted by law, if a quorum is present, any corporate action to be taken by a vote of the stockholders shall be authorized by a majority of the votes cast at a meeting by the stockholders present in person or by proxy and entitled to vote thereon.
     SECTION 2.7 Proxies. Every proxy shall be executed in writing by the stockholder, or by his duly authorized attorney and shall be valid until the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by law has been given.
     SECTION 2.8 Written Consents. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
     SECTION 2.9 List of Stockholders. The officer of the Corporation having charge of the stock ledger shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any stockholder who is present.
     SECTION 2.10 Inspectors. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not appointed or if any of them shall fail to appear or act, the Chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall have taken and signed an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.
     SECTION 2.11 Conduct of Meetings. At each meeting of the stockholders, the President or in his absence, any one of the Vice Presidents shall act as Chairman of the meeting. The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be determined by the Chairman of the meeting.
     SECTION 2.12 Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.12, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.12. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 2.12, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12.
     SECTION 2.13 Notice of Business. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.13, who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a stockholder annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and the number of shares of stock of the Corporation which are beneficially owned by the stockholder and (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business and any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.13. If the Board of Directors of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.13, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13.

ARTICLE III
BOARD OF DIRECTORS
     SECTION 3.1 Number of Board Members. The number of directors of the Corporation, which shall constitute the entire Board of Directors, shall be fixed from time to time by vote of a majority of the entire Board and shall be not less than one (1) nor more than fifteen (15).
     SECTION 3.2 Election and Term. The directors, other than those who may be elected by the holders of any class or series of stock having the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1992 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1993 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1994 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.
     SECTION 3.3 Removal. Any director may be removed by the affirmative vote of the holders of a majority of all the shares of the stock of the Corporation outstanding and entitled to vote for the election of directors, but only for cause.
     SECTION 3.4 Resignations. Any director may resign at any time by giving written notice of his resignation to the President or the Board. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 3.5 Vacancies. Any vacancy on the Board of Directors whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum. Subject to his earlier death, resignation or removal as provided in Section 3.3 hereof, each director so elected shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified.
     SECTION 3.6 Powers and Duties. Subject to the applicable provisions of law, these By-Laws or the Certificate of Incorporation of the Corporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be performed by the Corporation.
     SECTION 3.7 Place of Meetings. Except as otherwise provided in these By-Laws, meetings of the Board shall be held at such places, within or without the State of Delaware, as the Board may determine from time to time.

     SECTION 3.8 Annual Meetings. If the first meeting of each newly elected Board shall be held immediately after the stockholders’ annual meeting and in the same place, notice of the meeting shall not be necessary in order to constitute the meeting, provided a quorum shall be present. In the event that such meeting does not then take place, the meeting may be held on any other date and at any time and place as shall be specified in a notice thereof given as hereinafter provided in Section 3.11 of these By-Laws, or as shall be specified in waivers of notice.
     SECTION 3.9 Regular Meetings. Regular meetings of the Board shall be held on such dates and at such places and times as the Board may fix. Notice of regular meetings need not be given, except as otherwise required by law.
     SECTION 3.10 Special Meetings. Special meetings of the Board may be called by the President and shall be called by the President or the Secretary upon the written request of a majority of the directors. Such request shall state the date, time and place of the meeting.
     SECTION 3.11 Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the President, the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting either shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than one week is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.
     SECTION 3.12 Quorum. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation of the Corporation, and the vote of a majority of the directors present at the time of the vote, if a quorum is present, shall be the act of the Board unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.
     SECTION 3.13 Unanimous Written Consent. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     SECTION 3.14 Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.
     SECTION 3.15 Participation in Meetings by Telephone. Any one or more members of the Board, or any committee of the Board may participate in meetings of the Board or committee by means of a conference telephone call or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV
WAIVER
     SECTION 4.1 Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation of the Corporation, a waiver thereof in writing, or by telecopy or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting, the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.
ARTICLE V
COMMITTEES OF THE BOARD
     SECTION 5.1 General. In the event the Board shall consist of three (3) or more members, the Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one (1) or more directors. The Board may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board.
     SECTION 5.2 Authority of Committees; Duties of Directors. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters. The designation of any committee and the delegation of authority thereto shall not alone relieve any director of his duty to the Corporation.
ARTICLE VI
OFFICERS
     SECTION 6.1 Executive Officers. The executive officers of the Corporation shall be a President, one or more Vice Presidents (including one or more Executive Vice Presidents), a Secretary and a Treasurer. The Board may also elect or appoint a Chairman of the Board and such other officers as it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any two (2) or more offices may be held by the same person.
     SECTION 6.2 Duties.
     (a) The President. The President shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the stockholders and directors; he shall be ex officio a member of all committees designated by the Board; he shall have general management of the business and affairs of the Corporation, subject to the control of the Board, and he shall see that all orders and resolutions of the Board are carried into effect.
     (b) The Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority or in any other order determined by the Board, shall perform, in the absence or disability of the President, the duties and exercise the powers of the President and shall perform such other duties as the Board or the President shall prescribe.
     (c) The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in books to be kept for that purpose. Except as otherwise provided by these By-Laws or as directed by the Board, he shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody such books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary, or as may be prescribed by the Board or the President.
     (d) The Treasurer. The Treasurer shall have the care and custody of the corporate funds and books relating thereto and he shall perform all other duties incident to the office of Treasurer, or as may be prescribed by the Board or the President.
     SECTION 6.3 Election; Removal. Each officer shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Any officer may be removed with or without cause at any time by the Board.
     SECTION 6.4 Resignations. Any officer may resign at any time by giving written notice of his resignation to the President or the Board. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be so specified, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 6.5 Vacancies. If an office becomes vacant for any reason, the Board shall fill such vacancy, and each officer so elected by the Board shall serve for such term as may be prescribed by the Board.

ARTICLE VII
PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS
     SECTION 7.1 Certificates. Certificates for the Corporation’s capital stock shall be in such form as required by law and as approved by the Board. The Board may adopt a resolution permitting shares to be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adopting of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of stock of the Corporation signed in the name of the Corporation by the President or any Vice President and by the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or its employees, the signature of any such officer may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be an officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.
     SECTION 7.2 Lost Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.
     SECTION 7.3 Transfers of Stock. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the holder thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the corporation shall be marked “Cancelled,” with the date of cancellation, by the [Secretary or Assistant Secretary] of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
     SECTION 7.4 Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.
     SECTION 7.5 Regulations. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.
ARTICLE VIII
GENERAL PROVISIONS
     SECTION 8.1 Dividends and Distributions. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation or the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.
     SECTION 8.2 Seal. The Corporation’s seal shall be in such form as is required by law and as shall be approved by the Board.
     SECTION 8.3 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.
     SECTION 8.4 Checks. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed in the name and on behalf of the Corporation by such officer or officers or such other person or persons as the Board may designate from time to time.
     SECTION 8.5 General and Special Bank Accounts. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.
ARTICLE IX
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS
     SECTION 9.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including but not limited to any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in any capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made to or on behalf of any person if such indemnification would be prohibited under applicable law. The foregoing indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, agreement, vote of stockholders, or otherwise.
     SECTION 9.2 The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 9.1 hereof, the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any action or proceeding referred to in Section 9.1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that such person is not entitled to be indemnified under this Article IX or otherwise.
     SECTION 9.3 The Corporation may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or other rights created by (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.
     SECTION 9.4 Any director or officer of the Corporation serving (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or as to which the Corporation has the right by contract with other stockholders of such corporation to designate one or more directors of such corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), in any capacity, shall be deemed to be doing so at the request of the Corporation.
     SECTION 9.5 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.
     SECTION 9.6 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, and (ii) shall continue to exist after the rescission or restrictive modification of this Article with respect to events occurring prior thereto.
     SECTION 9.7 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the reasonable expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.
ARTICLE X
AMENDMENTS
     SECTION 10.1 Except as hereinafter provided, the Board shall have power to amend, repeal or adopt By-Laws by a majority vote of the directors. Except as otherwise permitted by law, any By-Law adopted by the Board may be amended or repealed at a stockholders’ meeting by vote of the holders of a majority of the shares entitled, at that time, to vote for the election of directors. If any By-Law regulating any impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.